Serial Number: QMIX-S-6001

QMIS TBS Capital Group Corp

FORM OF STOCK SUBSCRIPTION AGREEMENT

This Stock Subscription Agreement (“Subscription”) is dated by and between the investor identified on the signature page hereto (“Investor”) and QMIS TBS Capital Group Corp., a Delaware corporation (“QMIS TBS”), whereby the parties agree as follows:

1.

Subscription.

Investor agrees to buy and QMIS TBS agrees to sell and issue to Investor such number of shares of QMIS TBS common stock, $0.001 par value, (“Shares”) as set forth on the signature page hereto for an aggregate purchase price equal to the product of (x) the aggregate number of Shares the Investor has agreed to purchase and (y) the purchase price per Share (“Purchase Price”) as set forth on the signature page hereto. The Purchase Price of the Shares is set forth on the signature page hereto.

The Shares have been registered on a Registration Statement on Forrn S-1, Registration No. 333-238872 (“Registration Statement”). The Registration Statement has been declared effective by the Securities and Exchange Commission (“Commission”) and is effective on the date hereof. A final prospectus supplement will be delivered to the Investor as required by law. In subscribing to the Shares, Investor agrees that Investor has conducted substantive due diligence with respect to QMIS TBS and the Shares including, without limitation, reviewing in detail the Registration Statement (including Exhibits thereto) and discussing the proposed business and activities of QMIS TBS with management. In addition, Investor understands that there is a high degree of risk in subscribing to the Shares and that Investor may lose the entire investment in the Shares.

The completion of the purchase and sale of the Shares (“Closing”) shall take place at a place and time (“Closing Date”) to be specified by QMIS TBS (“Placement Agent”), in accordance with Rule l 5c6-1 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Upon satisfaction or waiver of all the conditions to closing set forth in the Subscription, at the Closing, (i) the Investor shall pay the Purchase Price by wire transfer of immediately available funds to QMIS TBS's stakeholder bank account per wire instructions provided by QMIS TBS, and (ii) QMIS TBS shall cause the Shares to be delivered to the Investor with delivery of the Shares to be made through the facilities of The Depository Trust Company's DWAC system in accordance with the instructions set forth on the signature page attached hereto under the heading “DWAC Instructions” (or, if requested by the Investor on the signature page attached hereto, through the physical delivery of ce1tificate(s) evidencing the Shares to the residential or business address indicated thereon).

2.

Miscellaneous.

This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or via electronic format.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To OMIS TBS: 37-12 Prince Street, #9, Flushing 11354, New York

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

SIGNATURES

If the foregoing c01Tectly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

QMIS TBS Capital Group Corp.

By:

Name: Chin Yung Kong

Title: Dr.